Exhibit 99.2

Synergy CHC Corp. Announces the Closing of its $4.375 Million Public Offering

WESTBROOK, Maine, Aug. 27, 2025 – Synergy CHC Corp. (Nasdaq: SNYR) (“Synergy” or the “Company”), a leading consumer health and wellness company, today announced the closing of an underwritten public offering of 1,750,000 shares of common stock at a public offering price of $2.50 per share for aggregate gross proceeds of $4.375 million prior to deducting underwriting discounts and commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 262,500 shares at the public offering price less the underwriting discounts and commissions.

In addition, the Company issued to the underwriter warrants to purchase up to 52,500 shares of common stock (or 60,375 if the over-allotment is exercised), exercisable beginning 180 days from the closing of the offering. The warrants will expire in tranches: twenty-five percent (25%) on the third anniversary of the closing date of the offering, twenty-five percent (25%) on the fourth anniversary of such closing date, and the remaining fifty percent (50%) on the fifth anniversary of such closing date.

Bancroft Capital, LLC acted as the sole book-running manager for the offering. Bancroft was represented by Lucosky Brookman LLP. Synergy was represented by Nelson Mullins Riley & Scarborough LLP, led by David Mannheim, Mike Bradshaw, Kaylen Loflin and Kathryn Simons.

The shares of common stock described above were offered by Synergy CHC Corp. pursuant to a registration statement on Form S-1 (File No. 333-289645) filed with the Securities and Exchange Commission (SEC) on August 15, 2025, and declared effective on August 25, 2025. A final prospectus relating to the offering was filed with the SEC on August 26, 2025 and is available at the SEC’s website at www.sec.gov or from Bancroft Capital, LLC by email at investmentbanking@bancroft4vets.com, by standard mail to 501 Office Center Drive, Suite 130, Fort Washington, PA 19034, or by telephone at +1 (484) 546-8000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synergy CHC Corp.

Synergy CHC Corp. develops and markets consumer health and wellness products, led by its flagship brands FOCUSfactor® and Flat Tummy®. FOCUSfactor®, a clinically studied brain health supplement and functional beverage line with a 25-year legacy, enjoys established distribution in the U.S., Canada, and the U.K. through major retailers including Costco, Walmart, Amazon, BJ’s, and Walgreens, among others. The brand continues to accelerate growth, penetrating new markets both domestically and internationally, with recent retail wins across mass, grocery, pharmacy, convenience, and wholesale channels poised to drive meaningful gains in late 2025. Flat Tummy® complements Synergy’s portfolio as a lifestyle brand focused on women’s wellness and weight management.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

Gateway Group
Cody Slach, Greg Robles
949.574.3860

SNYR@gateway-grp.com